UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 1, 2020

Newgioco Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-50045	33-0823179
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

130 Adelaide Street West, Suite 701

Toronto, Ontario M5H 2K4, Canada

(Address of Principal Executive Offices)

+39 391 306 4134

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NWGI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On May 1, 2020, the Audit Committee of the Board of Directors (the “Board”) of Newgioco Group, Inc. (the “Company”), following discussions with management, determined that the audited financial statements for the year ended December 31, 2018 contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the United States Securities and Exchange Commission (the “SEC”) on March 8, 2019 should no longer be relied upon. In addition, the Audit Committee also determined that the unaudited consolidated financial statements for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019 contained in the Company’s Quarterly Reports on Form 10-Q previously filed with the SEC on May 15, 2019, August 16, 2019 and November 14, 2019 should no longer be relied upon. Similarly, related press releases, earnings releases, and investor communications describing the Company’s financial statements for those periods should no longer be relied upon.

The determination of the Audit Committee to restate the above-referenced financial statements was based upon certain errors to its financial statements that were identified by management during the course of preparing the Company’s financial statements for the fiscal year ended December 31, 2019. These adjustments consisted primarily of the following: (i) the understatement of non-cash consolidated depreciation and amortization by approximately $455,000; (ii) the understatement of unrealized foreign exchange losses of approximately $145,000. In addition, the Company identified other miscellaneous immaterial adjustments amounting to approximately $30,000. As a result, net loss for the year ended December 31, 2018 is expected to increase by approximately $570,000.

The Company intends to file as soon as practicable the restated financial statements for the year ended December 31, 2019 and quarters ended March 31, 2019, June 30, 2019 and September 30, 2019.

The Company also analyzed the impact of the aforementioned adjustments and other accumulated misstatements on the financial statements for the interim and annual periods prior to the fiscal year ended December 31, 2018, and concluded that a cumulative opening retained earnings adjustment is appropriate as the correction of the errors in each prior period would not be material individually or in the aggregate to any such prior interim or annual period. However, the Company concluded that correcting the cumulative impact of the errors would be material to its results of operations for the year ended December 31, 2018 and the three subsequent quarters.

The Audit Committee has discussed the matters disclosed pursuant to this Item 4.02(a) with the Company’s prior auditor that conducted its audit for the year ended December 31, 2018, Pitagora Revisione S.r.l. and its current independent auditor, BDO Ltd. (AG.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2020	NEWGIOCO GROUP, INC.

By: /s/ Michele Ciavarella
Name: Michele Ciavarella
Title: Chief Executive Officer